EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110728, 333-69506, and 333-08613 of ANSYS, Inc. on Form S-8 of our reports dated March 4, 2005, relating to the financial statements and financial statement schedule of ANSYS, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in the Annual Report on Form 10-K of ANSYS, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 10, 2005